                                  EXHIBIT 10.2

NEITHER THIS NOTE (AS DEFINED BELOW) NOR ANY INTEREST HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAKER REPRESENTATIVE (AS HEREINAFTER DEFINED), WHICH CONSENT MAY BE WITHHELD IN THE SOLE DISCRETION OF THE MAKER
REPRESENTATIVE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. WITHOUT IN ANY WAY LIMITING THE TERMS OF THE FOREGOING PARAGRAPH, NO INTEREST IN THIS NOTE MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THE MAKER REPRESENTATIVE RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THIS NOTE SATISFACTORY TO THE MAKER REPRESENTATIVE STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (B) THE MAKER REPRESENTATIVE OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

UNDER CERTAIN CIRCUMSTANCES MORE FULLY DESCRIBED IN SECTION 1(C) HEREOF, THE PAYMENT OF THIS NOTE SHALL BE SUBORDINATE TO THE PRIOR PAYMENT IN FULL AND SATISFACTION, IN CASH, OF CERTAIN "SENIOR FUNDED INDEBTEDNESS" (AS HEREINAFTER DEFINED).

                    CONTINGENT NON-NEGOTIABLE PROMISSORY NOTE

$3,050,000,000.00                                                  June 20, 2006
                                                               Chicago, Illinois

     FOR VALUE RECEIVED, each of undersigned (collectively, the "Makers" and each individually a "Maker") hereby jointly and severally promises and agrees to pay to the United States Gypsum Asbestos Personal Injury Settlement Trust (the "Holder") the principal amount of THREE BILLION FIFTY MILLION AND NO/100 DOLLARS ($3,050,000,000.00), together with interest on the unpaid principal sum from (and including) the Trigger Date (as hereinafter defined) (such date being the "Interest Accrual Commencement Date") until (but excluding) the date upon which the principal hereof is paid in full, at a fixed per annum rate equal to the 90 day LIBO Rate for U.S. Dollars as of the Trigger Date (as set forth on the Bloomberg Financial Markets system), plus .40%, as hereinafter provided, in each case subject to the terms and conditions hereof, including the provisions of
Section 1(b). Interest hereunder shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. References in this Contingent Non-Negotiable Promissory Note (this "Note") to the "Plan" mean that certain Joint Plan of Reorganization of USG Corporation and the other Makers filed with the United States Bankruptcy Court for the District of Delaware on April 5, 2006 (as amended from time to time), together with the exhibits and schedules thereto. This Note is the "Contingent Payment Note" referred to in such Plan.

1.   Payment Obligations.

     (a) Principal and Interest. Subject to Section 1(b) and 1(c), the principal amount of this Note shall be payable in two installments of $1,900,000,000 and $1,150,000,000, respectively, payable on the thirtieth (30th) and the one hundred and eightieth (180th) day, respectively, after the later of (x) Trigger Date or (y) if the FAIR Act has been enacted and become law prior to the Trigger Date, the Final Order Date. Each such payment date is referred to herein as a "Scheduled Principal Payment Date." Subject to Section 1(b), interest on the unpaid principal amount of this Note shall begin to accrue on the Interest Accrual Commencement Date and all accrued and unpaid interest shall be due and payable on the final Scheduled Principal Payment Date. Payments of principal and interest shall be made in lawful money of the United States of America, by (i) check or (ii) wire transfer of immediately available funds to such bank account of the Holder as the Holder may designate from time to time by at least thirty (30) days' prior written notice to the Maker Representative. Any payment (excluding any prepayment) on or in respect of this Note shall be applied first to accrued but unpaid interest and then to the principal balance hereof. The unpaid principal may, at the option of the Makers, be prepaid, in whole or in part, at any time without premium or penalty, through the payment of an amount equal to 100% of the principal amount being prepaid, together with all accrued and unpaid interest on this Note to (but excluding) the date of the prepayment. Any such prepayment shall be applied to installments of principal in such order as the Maker Representative shall elect at the time of such prepayment. At such time as this Note is paid or prepaid in full, it shall be surrendered to the Maker Representative (or any of the other Makers) and cancelled and shall not be reissued. Anything in this Note to the contrary notwithstanding, any payment that is due on a date other than a Business Day (as hereinafter defined) shall be made on the next succeeding Business Day (and such extension of time shall not be included in the computation of interest). As used in this Note, the term "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or authorized by law to be closed.

     (b) Condition Precedent. The obligations (including the payment obligations) under this Note shall be subject to the condition precedent (the "Condition Precedent") that the Fairness in Asbestos Injury Resolution Act of 2005 or any substantially similar legislation creating a national trust or similar fund (any such legislation, including the Fairness in Asbestos Injury Resolution Act of 2005, being referred to herein as the "FAIR Act") has not been enacted and made law on or before the date occurring ten days (excluding Sundays) after the final adjournment sine die of the 109th Congress of the United States of America (the "Trigger Date"); provided, however, that:

          (i) if the FAIR Act is not enacted and made law on or before the Trigger Date, the obligations under this Note shall vest and the Makers shall satisfy this Note as set forth in Section 1(a) above;

          (ii) if the FAIR Act is enacted and made law on or before the Trigger Date, and is not subject to an action, cause of action, suit or other proceeding challenging the constitutionality of the FAIR Act (a "Challenge Proceeding") on or before sixty (60) days after the Trigger Date, the Condition Precedent shall not be satisfied, the obligations under this Note shall not vest, this Note will be fully cancelled and the Pledge Agreement (as hereinafter defined) shall automatically terminate and the Collateral (as hereinafter defined), liens and security interests that may be granted under the Pledge Agreement shall automatically be released and terminated (at no cost or expense to the Makers); and

          (iii) if the FAIR Act is enacted and made law on or before the Trigger Date, but is subject to a Challenge Proceeding as of sixty (60) days after the Trigger Date, the Condition Precedent shall not yet be satisfied and the obligations under this Note shall not yet vest, subject to the resolution of the Challenge Proceeding by a Final Order (as defined below) as follows:

               (A) if the Challenge Proceeding is resolved by a Final Order such that the FAIR Act is unconstitutional in its entirety or as applied to debtors in proceedings under chapter 11 ("Chapter 11") of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq., as amended (the "Bankruptcy Code"), whose plans of reorganization have not yet been confirmed and become substantially consummated (i.e., debtors that are then similarly situated to the Makers as of February 1, 2006 (in a Chapter 11 case with a plan of reorganization that has not yet been confirmed)), so that such debtors will not be subject to the FAIR Act, then: (1) the Condition Precedent shall be deemed to be satisfied on the date of such Final Order (the date of such Final Order, being the "Final Order Date"); (2) within thirty (30) days after the Final Order Date, the first installment of $1,900,000,000 of principal shall be due and payable; and
                    (3) within one hundred and eighty (180) days after the Final Order Date, the final installment of $1,150,000,000 of principal, together with all unpaid interest accrued (at the rate set forth in, and accrued in accordance with the provisions of, Section 1(a)) since the Interest Accrual Commencement Date shall be due and payable, in each case, as described in Section 1(a); or

               (B) if the Challenge Proceeding is resolved by a Final Order in a manner other than as contemplated by the immediately preceding clause (A), then the Condition Precedent shall not be satisfied, the obligations under this Note shall not vest, this Note will be fully cancelled and the Pledge Agreement shall automatically terminate and the Collateral, liens and security interests that may be granted under the Pledge Agreement shall automatically be released and terminated (at no cost or expense to the Makers).

          (iv) As used in this Note, a "Final Order" means an order or judgment of any court of competent jurisdiction that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been filed timely has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

     (c) Subordination Terms. Except as set forth in the penultimate sentence of this Section 1(c), upon any payment or distribution of assets of any Maker of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Maker or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Maker or its assets, whether voluntary or involuntary, all obligations and liabilities in respect of the Senior Funded Indebtedness (as defined below) (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Funded Indebtedness whether or not such interest is an allowed claim in any such proceeding) due or to become due shall first be paid in full in cash before any payment or distribution of any kind or character is made on account of any principal, interest or other obligations or liabilities under this Note. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of any Maker of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions hereof, shall be paid by the Makers or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by it, directly to the holders of the Senior Funded Indebtedness or their representatives for application to the payment of such Senior Funded Indebtedness remaining unpaid until all such Senior Funded Indebtness has been paid in full in cash. In the event that, notwithstanding the foregoing (but subject to the following sentence), any payment or distribution of assets of any Maker of any kind or character, whether in cash, property or securities, shall be received by the Holder when such payment or distribution is prohibited by this Section 1(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Funded Indebtedness or their respective representatives for application to the payment of Senior Funded Indebtedness remaining unpaid until all such Senior Funded Indebtedness has been paid in full in cash. Nothing in this Section 1(c) shall be deemed to limit or impair the grant of security by the Parent (as defined below) to the Holder pursuant to the Pledge Agreement as more fully described in Section 1(d) below, or the exercise of the rights or remedies of the Holder with respect to the collateral (and the receipt and the use of the proceeds thereof) granted thereunder. As used in this Note, "Senior Funded Indebtedness" shall mean (i) the permitted Funded Indebtedness (as defined below) described in clauses (i) - (vii) of Section 2(b), unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Funded Indebtedness shall not be senior in right of payment to this Note and (ii) any other Funded Indebtedness of a Maker approved as being "Senior Funded Indebtedness" by the Holder hereof.

     (d) USG Corporation (the "Parent") is entering into a Pledge Agreement Regarding Contingent Payment Note on the date hereof (the "Pledge Agreement") pursuant to which it has agreed under certain circumstances to secure the payment obligations of the Makers under this Note. The Pledge Agreement provides that, upon the demand therefor by the Holder to the Parent following the occurrence and during the continuance of an Event of Default (as hereinafter defined) pursuant to Section 3(a)(i), the Parent shall grant to the Holder a security interest in that number of shares of previously authorized but unissued common stock (other than treasury stock) of the Parent that would entitle the Holder to 51% of the aggregate voting power of all such outstanding common stock on a fully-diluted basis after giving effect to such pledge (the "Collateral").

2. Certain Covenants. Each Maker hereby covenants and agrees that, from and after the date of this Note and until such time as this Note has been paid in full or, pursuant to Section 1(b), has been cancelled:

     (a) Prohibition on Dividends and Repurchases. The Parent shall not (1) pay dividends or make any other distributions on account of its capital stock, other than dividends or distributions payable solely in capital stock of the Parent or its subsidiaries (it being acknowledged and agreed that nothing herein shall be deemed to limit or restrict the Parent's right to effect the Rights Offering or to perform its obligations under the Equity Commitment Agreement (each, as defined in the Plan) or to effect any stock splits, adjustments or similar transactions) or (2) purchase or redeem any of its capital stock, in each of the cases of clauses (1) and (2), in an amount in excess of $150,000,000, in aggregate.

     (b) Permitted Funded Indebtedness. The aggregate amount of the Makers' Funded Indebtedness that is senior to this Note (through any combination of the granting of security and/or subordination), shall be limited to: (i) indebtedness incurred in connection with the Makers' exit from bankruptcy in a maximum principal amount not to exceed $750,000,000 at any time outstanding, (ii) amounts necessary to fund any Plan Distributions (as defined in the Plan), after taking account of available cash, including payments to the Holder (including payments on this Note and the Non-Contingent Note), payments to unsecured creditors and payments to holders of Asbestos Property Damage Claims (as defined in the Plan), (iii) amounts necessary to fund operations, working capital needs and capital expenditures of the Makers, (iv) financings of or for letters of credit (including facilities relating to Funded Indebtedness incurred to provide collateral for letters of credit and similar instruments, or so-called "synthetic letter of credit facilities"), bonding requirements, bankers' acceptances, bonds, capital leases, interest rate, currency or commodity swap agreements, cap agreements or collar agreements (and any other similar agreement or arrangement designed to protect a person against fluctuations in interest rates, currency exchange rates or commodity prices) or similar instruments entered into, issued or obtained in the ordinary course of the Makers' businesses, (v) other Funded Indebtedness in a maximum principal amount not to exceed $125,000,000 at any time outstanding, (vi) payment obligations hereunder and under the Non-Contingent Note and (vii) replacements, refinancings, renewals or extensions of any of the foregoing. In determining the principal amount of any Funded Indebtedness for purposes hereof where such Funded Indebtedness is limited in recourse to particular assets of the Makers, the amount of such Funded Indebtedness thereunder shall be deemed limited to the value of such assets (to the extent less than the aggregate amount of such Funded Indebtedness).

     (c)  As used herein, "Funded Indebtedness" means, with respect to any
          Maker:

          (i)  indebtedness of such Maker for borrowed money;

          (ii) obligations of such Maker evidenced by debentures, promissory notes or other similar instruments;

          (iii) obligations of such Maker in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit, bankers' acceptances or other similar instruments issued in respect of trade payables or similar obligations;

          (iv) obligations of such Maker to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities in accordance with Generally Accepted Accounting Principles as in effect from time to time in the United States ("GAAP"), excluding trade payables, advances on contracts, deferred compensation and similar liabilities arising in the ordinary course of business of such Maker;

          (v) rent obligations of such Maker as lessee under any lease arrangement classified as a capital lease on the balance sheet of such Maker in accordance with GAAP;

          (vi) obligations of such Maker under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement or other similar arrangement or agreement designed to protect such Maker against fluctuations in interest rates, currency exchange rates or commodity prices; and

          (vii) guaranties, surety arrangements and similar arrangements of or with respect to any Funded Indebtedness of any other person or entity.

3.   Events of Default and Remedies.

     (a) Events of Default. So long as this Note has not been paid in full, each of the following events will constitute an "Event of Default":

          (i) any default in the payment of the principal or accrued interest payable under this Note as and when the same shall become due and payable;

          (ii) any breach of any of the covenants contained in Section 2, and continuance of such breach for a period of thirty (30) days after the Maker Representative's receipt of a Default Notice from the Holder with respect to such breach;

          (iii) commencement of an involuntary case or other proceeding against any Maker seeking (A) liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) the appointment of a receiver, liquidator, custodian or trustee of any Maker or for all or substantially all the property and other assets of any Maker or (C) the winding up or liquidation of the affairs of any Maker, if, in the case of any of (A), (B) or
               (C) above, such case or proceeding shall remain unstayed and undismissed for a period of sixty (60) days; or

          (iv) (A) commencement of a voluntary case by any Maker under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) consent by any Maker to the entry of an order for relief in an involuntary case against such Maker under any such law, (C) consent by any Maker to the appointment or taking possession by a receiver, liquidator, custodian or trustee of such Maker or for all or substantially all its assets or (D) a general assignment by any Maker for the benefit of its creditors.

     (b) Remedies. If an Event of Default specified in Section 3(a)(i) or (ii) shall occur, then the Holder may, by written notice to the Maker Representative (a "Default Notice"), so long as the Event of Default is continuing, declare all unpaid principal and accrued and unpaid interest under this Note immediately due and payable without further presentment, demand, protest or further notice, all of which are hereby expressly waived by the Makers. If any Event of Default specified in Section 3(a)(iii) or (iv) shall occur, then, without any notice to the Makers or any other act by the Holder, the entire principal amount of this Note (together with all accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Makers. Notwithstanding the foregoing, in the event that following the occurrence of an Event of Default hereunder and the acceleration of the payments due hereunder, any such payments received by the Holder hereof on account of this Note shall be deemed received and held in trust for the benefit of the Holder and the Makers until applied as follows: (x) upon and after the satisfaction of the Condition Precedent and the vesting of the obligations and liabilities hereunder pursuant to Section 1(b), such amounts may turned over to and be applied by the Holder to the obligations and liabilities then due and owing hereunder or (y) upon the occurrence of any event of the type described in Section 1(b)(ii) or 1(b)(iii)(B) and the cancellation of this Note, all such amounts shall be deemed the property of, and shall be promptly thereafter be returned to, the Maker.

4. Waivers; Amendments. Except as set forth in Sections 3(a)(i), 3(a)(ii) and 3(b), to the extent permitted by applicable law, each Maker hereby expressly waives demand for payment, presentment, notice of dishonor, notice of intent to demand, notice of acceleration, notice of intent to accelerate, protest, notice of protest and diligence in collecting and the bringing of suit against any such Maker with respect to this Note. Each Maker agrees that the Holder may extend the time for repayment or accept partial payment an unlimited number of times without discharging or releasing any of the Makers from their respective obligations (including the obligations) under this Note. No delay or omission on the part of the Holder in exercising any power or right in connection herewith shall operate as a waiver of such right or any other right under this Note, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Note, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the person (or such person's attorney-in-fact) against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5. No Recourse Against Individuals. No director, officer, employee, manager, shareholder, member, partner or representative of any of the Makers (in each case, in such person's capacity as such) shall have any personal liability in respect of any obligations (including the payment obligations) of the Makers under this Note, or for any claim based on, with respect to or by reason of such obligations or their creation, by reason of his/her or its status as such. By accepting this Note, the Holder hereby waives and releases all such liability. Such waiver and release is part of the consideration for the issue of the Note by the Makers.

6.   Joint and Several Liability; Limitations.

     (a) Subject to the terms and conditions of this Note, all payment obligations of the Makers hereunder shall be joint and several.

     (b) Notwithstanding any provisions of this Note to the contrary, it is intended that the joint and several nature of the payment obligations of the Makers hereunder not constitute a "Fraudulent Conveyance" (as hereinafter defined). Consequently, the Holder hereby agrees that if the payment obligations of a Maker would, but for the application of this sentence, constitute a Fraudulent Conveyance, the payment obligations of such Maker shall be valid and enforceable only to the maximum extent that would not cause such payment obligations to constitute a Fraudulent Conveyance, and the payment obligations of such Maker and this Note shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time, including, without limitation, the Bankruptcy Code.

     (c) The Makers shall not exercise any rights which they may acquire by way of subrogation to the rights of the Holder or any rights of contribution or indemnity from any other Maker, in each case, hereunder until all of the payment obligations of the Makers under this Note shall have been paid in full.

7. Certain Representations. Each Maker hereby represents, solely as to itself, that: (a) such Maker is duly incorporated, validly existing and in good standing under the laws of its organization and has full corporate power and authority to execute and deliver this Note; (b) such Maker's execution and delivery of this Note has been duly authorized by all necessary corporate action on its part; and (c) this Note constitutes a legal, valid and binding obligation of such Maker, enforceable against such Maker in accordance with the terms hereof, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance and other laws of general applicability relating to or affecting creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8. Prohibition on Assignment. Neither this Note nor any interest herein may be sold, distributed, assigned, offered, pledged or otherwise transferred without the prior written consent of the Maker Representative, which consent may be withheld in the sole discretion of the Maker Representative. The Holder understands that none of this Note, the Pledge Agreement or the Collateral have been registered, and in no event shall the Makers be required to register any of the foregoing, under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. As such, without limiting the provisions of the first sentence of this Section 8 in any way, any sale, distribution, assignment, offering, pledge or other transfer of this Note may only be effected in a transaction that is exempt from registration under the Securities Act and applicable state securities laws, as evidenced by a legal opinion from legal counsel to the Holder, which, in each of the case of such legal opinion and legal counsel, are reasonably acceptable to the Maker Representative.

9. Entire Agreement. This Note, the Pledge Agreement and the Plan constitute the entire agreement and understanding among the Holder and the Makers with respect to the subject matter of this Note and supersede all prior agreements and understandings, oral or written, among or binding upon such parties with respect to the subject matter of this Note.

10.  Appointment of Maker Representative; Notices.

     (a) Each Maker hereby designates the Parent as its representative, agent and attorney-in-fact to act as specified herein for and on behalf of such Maker (in such capacity, the "Maker Representative"). Each Maker hereby authorizes the Maker Representative to take such actions on its behalf under the terms of this Note and the Pledge Agreement and to exercise such powers and perform such duties hereunder and thereunder as are specified in such agreements or are reasonably incidental thereto, including the giving and receiving of all notices, consents, acquittances and agreements and taking all other actions (including in respect of compliance with covenants), in each case, on behalf of the Makers under this Note and the Pledge Agreement. The Maker Representative hereby accepts such appointment. The Holder shall be entitled to rely on all notices, requests, consents, certifications and/or authorizations or other similar acts delivered or taken by the Maker Representative for or on behalf of any Maker pursuant hereto or the Pledge Agreement without inquiry, as if such notices, requests, consents, certifications and/or authorizations or other similar acts were delivered or taken directly by any such Maker. Each agreement, undertaking, notice or consent made or given on behalf of a Maker by the Maker Representative shall be deemed for all purposes to have been made or given by such Maker and shall be binding upon and enforceable against such Maker to the same extent as it if the same had been made directly by such Maker.

     (b) All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight-delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight-delivery service (with charges prepaid). Any such notice shall be sent:

          (i) if to the Holder, at such address as the Holder shall have specified to the Makers in writing; or

          (ii) if to any Maker, to the Maker Representative, c/o USG Corporation, 125 South Franklin Street, Chicago, Illinois 60606,
               Attention: Corporate Secretary, or to such other address as the Maker Representative may hereafter specify for itself to the Holder in writing; with a copy to Jones Day, 77 West Wacker Drive, Chicago, Illinois 60601, Attention: Brad B. Erens, or to such other address as Jones Day shall have specified to the Holder in writing.

11. Captions; Interpretation. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Note. Except where the context otherwise requires, the defined terms used in this Note shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes"


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

     and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall" and both "will" and "shall" are used in the mandatory and imperative sense. The word "may" means is authorized or permitted to, while "may not" means is not authorized or permitted to. Unless the context otherwise requires: (i) any definition of or reference to any agreement or other document herein shall be construed as referring to such agreement or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or therein); (ii) any reference herein to the subsidiaries of any entity shall be construed to include such entity's direct and indirect subsidiaries;
     (iii) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (iv) all references herein to sections shall be construed to refer to sections of this Note.

12. Severability. If any provision contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision will be severed from this Note, and in either case the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

13. GOVERNING LAW. THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAWS THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                                      * * *


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

                                         MAKERS:

                                         USG CORPORATION
                                         UNITED STATES GYPSUM COMPANY
                                         USG INTERIORS, INC.
                                         USG INTERIORS INTERNATIONAL, INC.
                                         L&W SUPPLY CORPORATION
                                         BEADEX MANUFACTURING, LLC
                                         B-R PIPELINE COMPANY
                                         LA MIRADA PRODUCTS CO., INC.
                                         USG INDUSTRIES, INC.
                                         USG PIPELINE COMPANY
                                         STOCKING SPECIALISTS, INC.


                                         By: /s/ Richard H. Fleming
                                             -----------------------------------
                                         Name: Richard H. Fleming
                                         Title: In the capacity listed on
                                                Schedule I hereto with respect
                                                to each entity listed above

                 [Signature Page to Contingent Promissory Note]

                                   Schedule I

                        Capacities of Richard H. Fleming

            MAKER                               CAPACITY
            -----                               --------
USG CORPORATION                     EXECUTIVE VICE PRESIDENT AND
                                    CHIEF FINANCIAL OFFICER
UNITED STATES GYPSUM COMPANY        VICE PRESIDENT AND ASST. TREASURER
USG INTERIORS, INC.                 VICE PRESIDENT AND ASST. TREASURER
USG INTERIORS INTERNATIONAL, INC.   VICE PRESIDENT
L&W SUPPLY CORPORATION              VICE PRESIDENT AND ASST. TREASURER
BEADEX MANUFACTURING, LLC           VICE PRESIDENT
B-R PIPELINE COMPANY                VICE PRESIDENT
LA MIRADA PRODUCTS CO., INC.        VICE PRESIDENT
USG INDUSTRIES, INC.                VICE PRESIDENT
USG PIPELINE COMPANY                VICE PRESIDENT
STOCKING SPECIALISTS, INC.          VICE PRESIDENT


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